Exhibit 10.3.5
FOURTH AMENDMENT
TO THE
TELEFLEX 401(K) SAVINGS PLAN

Background Information

A.Teleflex Incorporated (the “Company”) maintains the Teleflex 401(k) Savings Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.
B.The Company’s Corporate Vice President and Chief Human Resources Officer (the “Officer”) has been authorized pursuant to Section 13.02 of the Plan to amend the Plan in accordance with the authority delegated to him.
C.Effective as of July 1, 2025, the Company acquired substantially all of the Vascular Intervention business of BIOTRONIK SE & Co. KG (“Biotronik”).
D.In accordance with his delegated authority, the Officer desires to amend the Plan to grant each person who was an active employee of Biotronik immediately prior to July 1, 2025, full credit for purposes of eligibility and vesting under the Plan for the individual’s most recent continuous period of service with Biotronik.
Fourth Amendment to the Plan

The Plan is hereby amended as follows, effective as of July 1, 2025:

1.Subsection C. of Section 2.01 of the Plan, “Eligibility and Participation,” is hereby amended in its entirety to read as follows (with any revision shown in italics):
2.
“C.    Eligibility — Special Rules with Respect to Acquired Entities. Each individual who was previously an active employee of any entity stated below immediately prior to the date stated with respect to such entity shall receive service credit for purposes of eligibility under the Plan for such individual’s most recent continuous period of service with such applicable entity:

1.    Cartika Medical, Inc. (“Cartika”) – September 2, 2016

2.    Vascular Solutions, Inc. (“VSI”) – April 1, 2017

3.    NeoTract, Inc. (“NeoTract”) – January 1, 2018

4.    Essential Medical, Inc. (“Essential Medical”) – January 1, 2019

5.    IWG High Performance Conductors (“HPC”) – May 1, 2020

6.    Z-Medica, LLC (“Z-Medica”) – April 1, 2021

7.    Standard Bariatrics, Inc. (“SBI”) – January 1, 2023

8.    Palette Life Sciences AB (“Palette”) – January 1, 2024

9.    The Vascular Intervention business of BIOTRONIK SE & Co. KG (“Biotronik”) – July 1, 2025”

3.Subsection B. of Section 4.01 of the Plan, “Vesting,” is hereby amended in its entirety to read as follows (with any revision shown in italics):
4.
“B.    Vesting — Special Rules with Respect to Acquired Entities. Each individual who was previously an active employee of any entity stated below immediately prior to the date stated with respect to such entity shall receive service credit for purposes of vesting under the Plan for such individual’s most recent continuous period of service with such applicable entity:

1.    Essential Medical – January 1, 2019

2.    HPC – May 1, 2020

3.    Z-Medica – April 1, 2021

4.    SBI – January 1, 2023

5.    Palette – January 1, 2024

6.    Biotronik – July 1, 2025”

5.All other provisions of the Plan shall remain in full force and effect.

                    TELEFLEX INCORPORATED

                    /s/ Cam Hicks                                                    Cam Hicks
                    Corporate Vice President and Chief Human Resources Officer

Date: December 18, 2025

2